Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

               513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS THIRD QUARTER EARNINGS OF 61 CENTS

PER DILUTED SHARE, AN INCREASE OF 30% OVER LAST YEAR

Company revises annual EPS guidance to $4.25 to $4.35 per diluted share

CINCINNATI, Ohio, November 12, 2014 – Macy's, Inc. today reported that its third quarter earnings per diluted share rose by 30 percent to 61 cents in the third quarter of 2014, ended Nov. 1, 2014. This compares with 47 cents per share in last year's third quarter.

For the first three quarters of 2014, Macy's, Inc.'s diluted earnings per share were $2.01, an increase of 15 percent compared with earnings of $1.74 per diluted share in the first three quarters of 2013.

“We are very pleased with our third quarter earnings, even though the sales performance fell short of our expectations. On a two-year basis, our third quarter sales trend was essentially unchanged from the first half of 2014. We knew we were up against very strong third quarter sales growth for our company last year, and thus we had anticipated that our year-over-year comparison would be lower in the third quarter than in the fourth quarter. Even so, sales did not live up to our expectations in the quarter. However, we were able to maintain gross margin flat to last year and reduced SG&A expense, even excluding the timing benefit of some items, including the sale of certain assets. All in all, it was a solid quarter for earnings,” said Terry J. Lundgren, chairman and chief executive officer of Macy's, Inc.

“Going forward, we remain optimistic for the fourth quarter based on several factors. First, we have developed an outstanding merchandise assortment for holiday gift-giving and self-purchase rooted in great style, exclusive offerings and outstanding value during this key shopping period. Second, we have enhanced our transition to fresh post-holiday vacation and resort assortments. Third, we have new store, omnichannel and marketing strategies in place that we believe will drive incremental business throughout the fourth quarter. This includes Buy Online Pickup in Store now rolled out to all full-line Macy's and Bloomingdale's locations, Same Day Delivery pilots up and running in eight major Macy's markets and four Bloomingdale's markets, and improved functionality and usability in upgraded mobile apps. And fourth, we are poised to capitalize on a return to more normalized weather patterns after the unusually severe snowstorms in the fourth quarter last year,” Lundgren said. “This adds up to a strong opportunity to continue to grow our business this holiday, a time of year when customers naturally gravitate to Macy's and Bloomingdale's as primary shopping destinations.”

Sales

Comparable sales together with comparable sales of departments licensed to third parties were down 0.7 percent in the third quarter of 2014 over 2013. Third quarter comparable sales exclusive of licensed businesses were down 1.4 percent in 2014 compared with 2013. Total sales in the third quarter of 2014 were $6.195 billion, down 1.3 percent from total sales of $6.276 billion in the third quarter of 2013.

Comparable sales together with comparable sales of departments licensed to third parties were up 0.8 percent in first three quarters of 2014 over 2013. Year-to-date comparable sales exclusive of licensed businesses were up 0.1 percent in 2014 compared with 2013. For the year to date, Macy's, Inc. total sales were $18.741 billion, up slightly from total sales of $18.729 billion in the first three quarters of 2013.

Please see the last page of this news release for important information regarding the calculation of the company’s comparable sales and comparable sales together with comparable sales of departments licensed to third parties.

In the third quarter of 2014, the company opened three new Macy's stores in Sarasota, FL, Las Vegas, NV, and The Bronx in New York City, and closed Macy's stores in Bradenton, FL, and York, PA. In Torrance, CA, three Macy's stores were consolidated into two as part of a mall redevelopment. A new Bloomingdale's replacement store opened in the third quarter in Palo Alto, CA.

Operating Income

Macy's, Inc.'s operating income totaled $422 million or 6.8 percent of sales for the quarter ended Nov. 1, 2014, compared with operating income of $360 million or 5.7 percent of sales for the same period last year. For the first three quarters of 2014, Macy's, Inc.'s operating income totaled $1.436 billion or 7.7 percent of sales, compared with operating income of $1.329 billion or 7.1 percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $777 million in the first three quarters of 2014, compared with $819 million in the first three quarters of 2013. Net cash used by investing activities in the first three quarters of 2014 was $596 million, compared with $541 million a year ago. Net cash used by financing activities in the first three quarters of 2014 was $1.406 billion, compared with net cash used by financing activities in the first three quarters of 2013 of $943 million.

The company repurchased approximately 9.0 million shares of its common stock for a total of approximately $534 million in the third quarter of 2014. In the fiscal year to date, the company repurchased approximately 25.3 million shares of its common stock for approximately $1.48 billion. At Nov. 1, 2014, the company had remaining authorization to repurchase up to approximately $1.45 billion of its common stock.

Looking Ahead

The company has revised its 2014 guidance. Earnings per diluted share for the full-year 2014 now are expected in the range of $4.25 to $4.35, compared with previous guidance in the range of $4.40 to $4.50. Guidance is for full-year 2014 comparable sales together with comparable sales of departments licensed to third parties to increase by 1.2 percent to 1.5 percent (0.7 percent to 1 percent on a comparable sales basis exclusive of licensed businesses), compared to previous guidance for growth of 2 percent to 2.5 percent (1.5 percent to 2 percent on a comparable sales basis exclusive of licensed businesses). In the fourth quarter, comparable sales together with comparable sales of departments licensed to third parties are expected to grow by approximately 2 percent to 3 percent (1.8 percent to 2.8 percent on a comparable sales basis exclusive of licensed businesses).

Credit Card Program Agreement Renewal

Macy's, Inc. has entered into a multi-year renewal agreement with Citi Retail Services for operation of the Macy's and Bloomingdale's proprietary and co-branded American Express credit card business. The new agreement, with substantially similar financial terms, will run through March 2025.

Investor Conference

Macy's, Inc. management will present at the Morgan Stanley Global Consumer & Retail Conference at 1:50pm on Wednesday, Nov. 19, 2014, in New York City. Media and investors may access the live webcast of the presentation at www.macysinc.com/ir at that time. The webcasts will be available for replay.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company operates 13 Bloomingdale's Outlet stores. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.  In light of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.  Except as may be required by applicable law, Macy's disclaims any obligation to update its forward-looking statements for any reason.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Nov. 12) at 10:30 a.m. (ET). Macy's, Inc.'s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-600-4862, passcode 1762797. A replay of the conference call can be accessed on the Web site or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   November 1, 2014

   November 2, 2013

$	% to

Net sales

$	% to

Net sales

Net sales..................................................................	$ 6,195		$ 6,276

Cost of sales (Note 2).................................................	3,766	60.8%	3,817	60.8%

Gross margin............................................................	2,429	39.2%	2,459	39.2%

Selling, general and administrative expenses...............	(2,007)	(32.4%)	(2,099)	(33.5%)

Operating income.....................................................	422	6.8%	360	5.7%

Interest expense - net..............................................	(96)		(96)

Income before income taxes.....................................	326		264

Federal, state and local income tax expense (Note 3)...	(109)		(87)

Net income..............................................................	$ 217		$ 177

Basic earnings per share...........................................	$ .62		$ .47

Diluted earnings per share........................................	$ .61		$ .47

Average common shares:
Basic................................................................	351.6		374.8
Diluted.............................................................	357.7		380.2

End of period common shares outstanding.................	346.0		368.1

Depreciation and amortization expense......................	$ 263		$ 257

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended November 1, 2014 and November 2, 2013 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended November 1, 2014 or November 2, 2013.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended

   November 1, 2014

   November 2, 2013

$	% to

Net sales

$	% to

Net sales

Net sales...................................................................	$ 18,741		$ 18,729

Cost of sales (Note 2)................................................	11,274	60.2%	11,261	60.1%

Gross margin.............................................................	7,467	39.8%	7,468	39.9%

Selling, general and administrative expenses................	(6,031)	(32.1%)	(6,139)	(32.8%)

Operating income......................................................	1,436	7.7%	1,329	7.1%

Interest expense - net...............................................	(296)		(289)

Income before income taxes......................................	1,140		1,040

Federal, state and local income tax expense (Note 3)...	(407)		(365)

Net income...............................................................	$ 733		$ 675

Basic earnings per share............................................	$ 2.04		$ 1.77

Diluted earnings per share..........................................	$ 2.01		$ 1.74

Average common shares:
Basic..................................................................	358.9		381.8
Diluted................................................................	365.2		388.0

End of period common shares outstanding.................	346.0		368.1

Depreciation and amortization expense......................	$ 770		$ 761

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 39 weeks ended November 1, 2014 and November 2, 2013 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)   Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 39 weeks ended November 1, 2014 or November 2, 2013.

(3)   Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	November 1,	February 1,	November 2,
	2014	2014	2013
ASSETS:
Current Assets:
Cash and cash equivalents..................................	$ 1,048	$ 2,273	$ 1,171
Receivables.......................................................	292	438	276
Merchandise inventories.....................................	7,789	5,557	7,716
Prepaid expenses and other current assets...........	424	420	397
Total Current Assets.......................................	9,553	8,688	9,560

Property and Equipment - net................................	7,787	7,930	7,950
Goodwill................................................................	3,743	3,743	3,743
Other Intangible Assets - net..................................	504	527	535
Other Assets.........................................................	838	746	658

Total Assets....................................................	$22,425	$21,634	$22,446

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt...................................................	$ 483	$ 463	$ 465
Merchandise accounts payable............................	3,814	1,691	3,897
Accounts payable and accrued liabilities...............	2,563	2,810	2,323
Income taxes......................................................	114	362	78
Deferred income taxes........................................	396	400	423
Total Current Liabilities....................................	7,370	5,726	7,186

Long-Term Debt....................................................	6,736	6,728	6,732
Deferred Income Taxes.........................................	1,314	1,273	1,225
Other Liabilities......................................................	1,654	1,658	1,861
Shareholders' Equity...............................................	5,351	6,249	5,442

Total Liabilities and Shareholders' Equity..........	$22,425	$21,634	$22,446

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended

November 1, 2014

39 Weeks Ended

November 2, 2013

Cash flows from operating activities:
Net income.....................................................................	$ 733	$ 675
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization...................................	770	761
Stock-based compensation expense...........................	55	48
Amortization of financing costs and premium on acquired debt.........................................................	(4)	(7)
Changes in assets and liabilities:
Decrease in receivables........................................	154	102
Increase in merchandise inventories.......................	(2,232)	(2,408)
Increase in prepaid expenses and other current assets.........................................	(4)	(25)
(Increase) decrease in other assets not separately identified.........................................	(46)	1
Increase in merchandise accounts payable..............	1,935	2,155
Decrease in accounts payable and accrued liabilities not separately identified......................	(363)	(320)
Decrease in current income taxes.........................	(247)	(277)
Increase (decrease) in deferred income taxes..........	29	(43)
Increase (decrease) in other liabilities not separately identified.......................................	(3)	157
Net cash provided by operating activities..............	777	819

Cash flows from investing activities:
Purchase of property and equipment................................	(483)	(381)
Capitalized software.......................................................	(190)	(180)
Disposition of property and equipment.............................	79	30
Other, net......................................................................	(2)	(10)
Net cash used by investing activities....................	(596)	(541)

Cash flows from financing activities:
Debt issued....................................................................	500	400
Financing costs...............................................................	(5)	(10)
Debt repaid....................................................................	(462)	(121)
Dividends paid...............................................................	(314)	(267)
Increase in outstanding checks.......................................	123	73
Acquisition of treasury stock..........................................	(1,456)	(1,228)
Issuance of common stock.............................................	208	210
Net cash used by financing activities...................	(1,406)	(943)

Net decrease in cash and cash equivalents.........................	(1,225)	(665)
Cash and cash equivalents at beginning of period................	2,273	1,836

Cash and cash equivalents at end of period........................	$ 1,048	$ 1,171

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information in evaluating operating performance. See the table below for supplemental financial data and a corresponding reconciliation to the most directly comparable GAAP financial measures. This non-GAAP financial measure should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in this non-GAAP financial measure may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. Additionally, the amounts received by the Company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing changes in comparable sales including the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

      Guidance Range

13 Weeks

Ended

November 1,

2014

39 Weeks

Ended

November 1,

2014

13 Weeks

Ended

January 31,

2015

52 Weeks

Ended

January 31,

2015

Increase (decrease) in comparable sales (Note 1).................................................	(1.4)%	0.1%	1.8 to 2.8%	0.7% to 1.0%

Impact of growth in comparable sales of departments licensed to third parties (Note 2).............................................	0.7%	0.7%	0.2%	0.5%

Increase (decrease) in comparable sales including the impact of growth in comparable sales of departments licensed to third parties..............................	(0.7)%	0.8%	2.0% to 3.0%	1.2% to 1.5%

Notes:

(1)     Represents the period-to-period change in net sales from stores in operation throughout 2014 and 2013 and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)    Represents the impact on comparable sales of including the sales of departments licensed to third parties occurring in stores in operation throughout 2014 and 2013 and via the Internet in the calculation. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP.

(3)     See the cautionary statements set forth under the caption “Looking Ahead” in this press release and in the documents referred to therein for important information regarding the risks and uncertainties associated with forward-looking statements. Amounts shown for the 52 weeks ended January 31, 2015 supersede previous guidance of 1.5% to 2% increase in comparable sales, 0.5% impact of growth in comparable sales of departments licensed to third parties and 2.0% to 2.5% of comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties.